UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2017

Nightfood Holdings, Inc.

Exact name of registrant as specified in its charter)

Nevada	000-55406	46-3885019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 White Plains Road – Suite 500, Tarrytown, New York	10591
(Address of principal executive offices)	(Zip Code)

888-888-6444

Registrant’s telephone number, including area code

NA

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

The Registrant has entered into three convertible promissory notes and three security purchase agreements on various dates from March 16 to March 23, 2017 and funded on various dates from March 21, 2017 to March 24, 2017. The first note and securities purchase agreement was dated March 16, 2017 and funded to the Registrant on March 22, 2017 in the amount of $75,000. The lender was EMA Financial, LLC. The second note and securities purchase agreement was with Auctus Fund LLC and was dated March 20, 2017 and funded on March 21, 2017 in the amount of $80,000. The third tote and securities purchase agreement was with Black Forest Capital, LLC and was dated March 23, 2017 and was funded on March 24, 2017 in the amount of $87,500. The notes are not convertible until six months from their issuance and are convertible at a discount to the then market price of the notes as set forth in each note. The Registrant plans to prepay the notes from its equity purchase agreement previously reported on Form 8-K, filed on February 13, 2017. After discounts, expenses and other fees due the lenders, the Registrant received net proceeds of $213,250 which were applied to working capital.

The forgoing is a summary of the notes and securities purchase agreements and is qualified in its entirety by the notes and security purchase agreements, which are exhibits hereto.

Item 9.01 Financial Statements and Exhibits

Financial Information

None

Exhibits:

10.1	Note - EMA Financial, LLC
10.2	Securities Purchase Agreement – EMA Financial, LLC
10.3	Note – Auctus Fund, LLC
10.4	Securities Purchase Agreement – Auctus Fund, LLC
10.5	Note – Black Forest Capital, LLC.
10.6	Securities Purchase Agreement – Black Forest Capital, LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIGHTFOOD HOLDINGS, INC.

March 28, 2017	By:	/s/ Sean Folkson
Sean Folkson Chief Executive Officer

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